Exhibit 99.1

N e w s   R e l e a s e

PolyOne Increases Income Outlook for First-Quarter 2005

•	Continuing business revenues and income track earlier expectations
•	Pricing actions help to offset higher raw material costs, restore margins
•	Stronger chlor-alkali income increases Resin and Intermediates outlook

CLEVELAND – March 8, 2005 – PolyOne Corporation (NYSE: POL), a leading global polymer compounding and North American distribution company, today reaffirmed its expectation that revenues from continuing operations in first-quarter 2005 should increase between 12 percent and 15 percent over fourth-quarter 2004 revenues. Volume shipments should improve in the previously projected range of 5 percent to 7 percent, with the balance of revenue increases driven by higher product prices and foreign exchange.

Due to success in raising product prices, PolyOne continues to anticipate sequential margin improvement. The Company projects that sales and margin improvements will result in an operating income increase from continuing operations of $13 million to $20 million over fourth-quarter 2004. Included in this total is an increase in Resin and Intermediates (R&I) segment operating income that is larger than previously anticipated.

As earlier projected, the R&I segment should continue in the first quarter to benefit from increasing market prices for polyvinyl chloride (PVC) resins and caustic soda, and from an increase in PVC resin demand compared with the fourth quarter. PVC resin and chlor-alkali margins are strengthening more rapidly than previously anticipated; consequently, PolyOne now expects R&I operating income to improve between $5 million and $8 million in the first quarter compared with fourth-quarter 2004.

As a result of an improved shipment outlook for the Specialty Resins business, net income from discontinued operations should be higher than the Company’s earlier projection. PolyOne now anticipates that net income for discontinued operations will increase between $2 million and $3 million in the first quarter compared with the fourth quarter.

For 2005, PolyOne continues to project cash generation levels approaching those realized in 2004, before any divestments. As previously disclosed, however, strong sequential first quarter revenue growth carries with it a significant build in working capital and results in negative cash flow for the quarter.

PolyOne First-quarter 2005 Earnings Release and Conference Call

PolyOne will release its first-quarter 2005 earnings after the close of business on Thursday, April 28, 2005, and will host a conference call at 10:00 a.m. Eastern time on Friday, April 29, 2005. The conference dial-in number is 888-489-0038 (domestic) or 706-643-1611 (international), conference topic: PolyOne Earnings Call. The replay number is 800-642-1687 (domestic) or 706-645-9291 (international). The conference ID for the replay is 9931951. The call will be broadcast live and then via replay for two weeks on the Company’s Web site at http://www.polyone.com.

About PolyOne

PolyOne Corporation, with 2004 annual revenues of approximately $2.2 billion, is a leading global compounding and North American distribution company with continuing operations in thermoplastic compounds, specialty polymer formulations, color and additive systems, and thermoplastic resin distribution. Headquartered in northeast Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America and South America. Information on PolyOne’s products and services can be found at http://www.polyone.com.

PolyOne Investor & Media Contact:	Dennis Cocco
Vice President, Investor Relations
& Communications
440.930.1538

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

•	the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;
•	changes in U.S., regional or world polymer consumption growth rates affecting PolyOne’s markets;
•	changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;
•	fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
•	production outages or material costs associated with scheduled or unscheduled maintenance programs;
•	costs or difficulties and delays related to the operation of joint venture entities;
•	lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;

•	partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;
•	an inability to launch new products and/or services within PolyOne’s various businesses;
•	the possibility of further goodwill impairment;
•	an inability to maintain any required licenses or permits:
•	an inability to comply with any environmental laws and regulations;
•	the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
•	unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;
•	an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to restructuring programs, including cost reduction and employee productivity goals;
•	a delay or inability to achieve targeted debt level reductions through divestitures and/or other means;
•	an inability to access the revolving credit facility and/or the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance;
•	any poor performance of our pension plan assets and any obligation on our part to fund PolyOne’s pension plan;
•	any delay and/or inability to bring the North American Color and Additives Masterbatch and the Engineered Materials product platforms to profitability;
•	an inability to raise prices or sustain price increases for products;
•	an inability or delay beyond December 31, 2005, in finding buyers of discontinued operations or other non-core assets for reasonable and acceptable terms;
•	an inability to achieve anticipated earnings performance due to the divestment of a non-core business prior to March 31, 2005;
•	an inability to complete the sale of discontinued businesses due to problems or delays associated with legal proceedings, regulatory approvals and/or buyers receiving financing for the transaction or any other reasons; and
•	a delay in the completion of the China plant slated for startup in the second quarter 2005.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #2305)

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